
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<DEBT-HELD-FOR-SALE>                     2,631,522,322
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               4,190,472,454
<MORTGAGE>                                   8,926,996
<REAL-ESTATE>                               15,356,184
<TOTAL-INVEST>                           6,874,787,098<F1>
<CASH>                                      30,335,614
<RECOVER-REINSURE>                           5,961,053
<DEFERRED-ACQUISITION>                     127,761,445
<TOTAL-ASSETS>                           7,480,482,679
<POLICY-LOSSES>                          2,289,905,946<F2>
<UNEARNED-PREMIUMS>                        422,075,066
<POLICY-OTHER>                              41,160,425<F2>
<POLICY-HOLDER-FUNDS>                       11,683,252
<NOTES-PAYABLE>                            343,754,538<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   111,726,506<F4>
<OTHER-SE>                               3,322,195,099<F4>
<TOTAL-LIABILITY-AND-EQUITY>             7,480,482,679
<PREMIUMS>                                 372,983,078
<INVESTMENT-INCOME>                         84,231,210
<INVESTMENT-GAINS>                          24,303,137
<OTHER-INCOME>                               2,219,452
<BENEFITS>                                 266,498,172
<UNDERWRITING-AMORTIZATION>                 77,335,845<F5>
<UNDERWRITING-OTHER>                        41,624,582<F5>
<INCOME-PRETAX>                             98,278,278
<INCOME-TAX>                                24,231,277
<INCOME-CONTINUING>                         74,047,001
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                74,047,001
<EPS-PRIMARY>                                     1.30
<EPS-DILUTED>                                     1.30
<RESERVE-OPEN>                           1,702,415,290<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,730,067,823<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested Assets
<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
    Life Company liability for Supplementary Contracts without Life Contingencies of $3,153,514 which  is classified as Other Policyholder Funds
<F3>Equals the sum of Notes Payable and the 5-1/2% convertible Senior Debenture
<F4>Equals the Total Shareholders Equity
<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and
    Fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1996
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of March 31, 1997

